As Filed with the Securities and Exchange Commission on November 1, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BESTWAY COACH EXPRESS INC.
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-3961159 (I.R.S. Employer Identification No.)

Wilson Cheng
2 Mott Street, 7th Floor
New York, New York 10013
(212) 608-8988
(Address and telephone number of principal executive offices)
____________________________

Copy to:

Louis A. Bevilacqua, Esq. Thelen Reid & Priest LLP 701 8th Street, N.W. Washington, D.C. 20001 (202) 508-4000

(Name and address, including zip code, and telephone
number, including area code, of agent for service)
____________________________
CONSULTING AGREEMENT
(Full title of the Plan)
_________________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	100,000	$1.50	$150,000	$16.05

(1) The number of shares stated is the aggregate number of shares of Common Stock issued pursuant to the terms of the Consulting Agreement filed as exhibits hereto. The Consulting Agreement qualifies as Employee Benefit Plans as defined under Rule 405 of Regulation C.
(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the last sale of the common stock reported on the OTC Bulletin Board as of October 31, 2006, a date within five business days prior to the filing of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which we previously filed with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement:

(a) Our Annual Report on Form 10KSB, filed with the SEC on March 16, 2006 (Commission File No. 000-51437); and

(b) All Quarterly Reports on Form 10-QSB and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

In addition, all documents we filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the Common Stock offered herein will be passed upon for the Company by Thelen Reid & Priest LLP, the Company’s Counsel.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Sections 721 through 726 inclusive of the Business Corporation Law of New York permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Registrant’s Certificate of Incorporation requires the Registrant to indemnify its officers and directors to the fullest extent permitted by law, including any and all of the expenses, liabilities or other matters referred to in or covered by Sections 721 through 726. However, a director remains liable for acts and omissions which a judgment or other final adjudication adverse to him/her establishes that (i) his or her actions or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) he or she personally gained in fact a financial or other advantage to which he/she was not legally entitled or (iii) his or her actions violated Section 719 of the Business Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Document
4.1	Consulting Agreement, dated July 1, 2006, between Bestway Coach Express, Inc. and Jeffrey Nuñez
5	Opinion of Thelen Reid Priest LLP
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC
23.2	Consent of Thelen Reid & Priest, LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.

(A) The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)  To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 1st day of November, 2006.

BESTWAY COACH EXPRESS, INC.

By:	/s/ Wilson Cheng
Wilson Cheng
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 1, 2006.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wilson Cheng, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Wilson Cheng	President, Treasurer and	November 1, 2006
Wilson Cheng	Chairman

/s/ Vivian Cheng	Executive Vice President and	November 1, 2006
Vivian Cheng	Director

/s/ Jovi Chen	Chief Operating Officer, General	November 1, 2006
Jovi Chen	Manager and Director

Index to Exhibits

Exhibit Number	Document
4.1	Consulting Agreement, dated July 1, 2006, between Bestway Coach Express, Inc. and Jeffrey Nuñez
5	Opinion of Thelen Reid Priest LLP
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC
23.2	Consent of Thelen Reid & Priest, LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature page of this Registration Statement)